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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): February 22, 2008



                                   IVOICE, INC.
                                   ------------
             (Exact name of registrant as specified in its chapter)



NEW JERSEY                          000-29341                     51-0471976
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(State of                          (Commission                (I.R.S. Employer
organization)                      File Number)              Identification No.)



     750 HIGHWAY 34, MATAWAN, NJ                                      07747
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code: (732) 441-7700
                                                    --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
 ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 22, 2008, iVoice, Inc. (the "Company") entered into an Amendment Agreement dated February 21, 2008 with YA Global Investments L.P. ("YA Global"). The Amendment Agreement was filed as Exhibit 10.1 with this Report. However, the Company has realized that it filed the wrong draft of the Amendment Agreement that was actually executed by the parties. The terms of the Amendment Agreement that was executed by the parties are:

     a. The term of this secured convertible debenture was extended from the original expiration date of May 25, 2008 to May 25, 2011.

     b. The interest rate was revised from 7.5% to 15% effective March 1, 2008.

     c. The conversion price was revised from ninety percent (90%) to seventy percent (70%) of the lowest Closing Bid Price of the Common Stock during the thirty (30) days trading days immediately preceding the Conversion Date, as quoted by Bloomberg, LP.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

     10.1 Amendment Agreement dated February 21, 2008 by and between iVoice, Inc. and YA Global Investments LP.



SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVOICE, INC,

Date: March 16, 2009                      By: /s/ Jerome R. Mahoney
                                              ---------------------
                                              Jerome R. Mahoney
                                              President, Secretary and Chief
                                              Executive Officer


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                                INDEX OF EXHIBITS

     10.1 Amendment Agreement dated February 21, 2008 by and between iVoice, Inc. and YA Global Investments LP.